SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2004

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1120 Avenue of the Americas, 12th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(212) 869-3000

Not applicable

(Former name or former address, if changed since last report)

Item 5.                    Other Events

On August 18, 2004, New Plan Excel Realty Trust, Inc. (the “Company”) entered into an Underwriting Agreement with Citigroup Global Markets Inc. (the “Underwriter”) in connection with the proposed underwritten public offering of 2,000,000 shares of common stock, par value $.01 per share, of the Company.  The closing of this offering is expected to occur on August 23, 2004.  A copy of the underwriting agreement relating to the underwritten public offering is filed as an exhibit to this report.

Item 7.                    Exhibits

The following exhibits are filed as part of this report:

1.1                           Underwriting Agreement, dated as of August 18, 2004, by and between the Company and the Underwriter (the “Underwriting Agreement”)

5.1                           Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares related to the Underwriting Agreement

23.1                         Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: August 20, 2004	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Document

1.1	Underwriting Agreement, dated as of August 18, 2004, by and between the Company and the Underwriter (the “Underwriting Agreement”)

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares related to the Underwriting Agreement

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)